Exhibit 99.1

ANTERO RESOURCES ANNOUNCES FINAL RESULTS OF TENDER OFFER FOR ITS 2021 NOTES

DENVER, COLORADO, August 17, 2020 /PRNewswire/ -- Antero Resources Corporation (NYSE: AR) (“Antero” or the “Company”) announced today that, as of 5:00 p.m., New York City time, on August 17, 2020, $191,566,000 principal amount of the Company’s outstanding 5.375% Senior Notes due 2021 (the “2021 Notes”) have been tendered and accepted for purchase (the “Tendered Notes”) pursuant to the previously announced cash tender offer (the “Any and All Offer”) on the terms and subject to the conditions set forth in the Offer to Purchase, dated as of August 11, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). This amount includes $18,480,000 principal amount of 2021 Notes tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase and the related notice of guaranteed delivery provided in connection with the Any and All Offer, which remain subject to the holders’ performance of the delivery requirements under such procedures (the “Guaranteed Delivery Notes”).

Holders of 2021 Notes that have been accepted for purchase will receive the total consideration of $980.00 for each $1,000 principal amount of 2021 Notes purchased pursuant to the Any and All Offer, plus accrued and unpaid interest thereon from the last interest payment date to, but not including, August 18, 2020. Antero expects to make payment for the Tendered Notes (other than the Guaranteed Delivery Notes) on August 18, 2020 and to make payment for the Guaranteed Delivery Notes delivered pursuant to the guaranteed delivery procedures on August 20, 2020.

Based on the results of the Any and All Offer, the maximum purchase price, excluding accrued interest, available to purchase the Company’s outstanding 5.125% Senior Notes due 2022 and 5.625% Senior Notes due 2023 (collectively, the “Dutch Auction Notes” and, with the 2021 Notes, the “Notes”) subject to the previously announced cash tender offers (the “Dutch Auction Offers” and, collectively with the Any and All Offer, the “Offers”) will be $250,000,000, which was the maximum amount available for the Dutch Auction Offers regardless of the principal amount of Tendered Notes. The “Dutch Auction Cap” will be a principal amount of Dutch Auction Notes that can be purchased with such maximum purchase price.

The Dutch Auction Offers are scheduled to expire at 11:59 p.m., New York City time, on Tuesday, September 8, 2020, unless extended (the “Dutch Auction Expiration Date”). As more fully described in the Offer to Purchase, holders of Dutch Auction Notes who validly tender (and do not validly withdraw) their Dutch Auction Notes at or prior to 5:00 p.m., New York City time, on Monday, August 24, 2020, unless extended (the “Dutch Auction Early Tender Deadline”), will receive the applicable “Dutch Auction Total Consideration” (as defined in the Offer to Purchase), including a “Dutch Auction Early Tender Payment” of $30.00 per $1,000 principal amount of Dutch Auction Notes. Holders who validly tender their Dutch Auction Notes after the Dutch Auction Early Tender Deadline will not be eligible to receive the Dutch Auction Early Tender Payment.

Information relating to the Dutch Auction Notes and Dutch Auction Offers is set forth in the table below:

Dutch Auction Notes	CUSIP Numbers / ISIN(1)	Outstanding Principal Amount(2)	Total Consideration (Bid Price Range)(3)
5.125% Senior Notes due 2022	03674X AC0 / US03674XAC02	$756,030,000	$ 800.00 – 860.00
5.625% Senior Notes due 2023	03674X AF3 / US03674XAF33	$705,641,000	$ 720.00 – 780.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers or ISIN listed in this release or printed on the Dutch Auction Notes. They are provided solely for the convenience of holders.

(2)	As of the date of this release.

(3)	Per $1,000 principal amount of Dutch Auction Notes accepted for purchase. Includes the Dutch Auction Early Tender Payment. Holders whose Dutch Auction Notes are validly tendered in the Dutch Auction Offers after the Dutch Auction Early Tender Deadline but by the Dutch Auction Expiration Date (and not validly withdrawn) and accepted for purchase in the Dutch Auction Offers will receive the Dutch Auction Offer Consideration (as defined in the Offer to Purchase), which does not include the Dutch Auction Early Tender Payment. Holders will also receive accrued and unpaid interest from the applicable last interest payment date to, but not including, the applicable settlement date with respect to the Dutch Auction Notes accepted for purchase.

As previously announced, and as more fully described in the Offer to Purchase, the “Clearing Premium” will be determined pursuant to a modified “Dutch Auction” by consideration of the “bid price” specified by each holder that tenders Dutch Auction Notes prior to the Dutch Auction Early Tender Deadline. The bid premiums of Dutch Auction Notes validly tendered after the Dutch Auction Early Tender Deadline will not be used in determining the Clearing Premium. The Clearing Premium for the Dutch Auction Offers will be the lowest single bid premium (the amount by which bid price exceeds the “Base Price,” which is also equal to the minimum “bid price”) at which Antero will be able to purchase Dutch Auction Notes in an aggregate principal amount equal to the Dutch Auction Cap. If the aggregate amount of Dutch Auction Notes validly tendered (and not validly withdrawn) at or below the Clearing Premium would cause Antero to purchase more than the Dutch Auction Cap, then holders of Dutch Auction Notes tendered at the Clearing Premium will be subject to proration as described in the Offer to Purchase.

Additional Information

The dealer manager for the Offers is J.P. Morgan Securities LLC and the co-dealer managers for the Offers are BMO Capital Markets Corp. and Citigroup Global Markets Inc. Any questions regarding the terms of the Offers should be directed to J.P. Morgan at (toll-free) (866) 834-2045 or (collect) (866) 834-2045. The depositary and information agent is IPREO LLC. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the information agent for the Offers, IPREO LLC, at (888) 593-9546 (toll-free), (212) 849-3880 (all others) or ipreo-tenderoffer@ihsmarkit.com. Copies of such documents are also available at the following web address: https://www.debtdomain.com/public/antero/index.html.

This press release is for informational purposes only. This press release is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes or any other securities. The Offers are being made pursuant to an Offer to Purchase, a related Letter of Transmittal and a related Notice of Guaranteed Delivery, each dated August 11, 2020, which set forth the complete terms and conditions of the Offers. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. None of the Company, the Dealer Managers, the Depositary or the Information Agent makes any recommendation as to whether holders should tender or refrain from tendering their Notes. Holders must make their own decision as to whether to tender or refrain from tendering any or all of such Holder’s Dutch Auction Notes, and how much they should tender or at what bid price any Dutch Auction Notes should be tendered.

Antero is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin.

This release includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero expects, believes or anticipates will or may occur in the future, such as Antero’s ability to successfully consummate the Offers and the terms thereof, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond Antero’s control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, impacts of world health events, including the COVID-19 pandemic, potential shut-ins of production due to lack of downstream demand or storage capacity, and the other risks described under the heading "Item 1A. Risk Factors" in Antero’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q.

For more information, contact Michael Kennedy – SVP–Finance, at (303) 357-6782 or mkennedy@anteroresources.com.

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